NEWS RELEASE



For Immediate Release      August 26, 1999

Contacts:     John K. Keach, Jr.                   Lawrence E. Welker
              President/CEO                        Executive Vice President
              (812) 373-7816                       Chief Financial Officer
                                                   (812) 523-7308


                      HOME FEDERAL BANCORP ANNOUNCES SECOND
                            STOCK REPURCHASE PROGRAM


(Seymour, IN) -- Home Federal Bancorp (the "Corporation") announced today that the Board of Directors has approved the second repurchase, from time to time, on the open market of up to 5% of the Corporation's outstanding shares of common stock, without par value ("Common Stock"), or 247,780 such shares. Such purchases will be made subject to market conditions in open market or block transactions. Repurchases may begin August 31, 1999.

The Corporation has to date repurchased 257,074 shares which completes the first repurchase program.

According to John K. Keach, Jr., President of the Corporation, the Board believes that the Corporation's shares are currently undervalued by the market and that open market purchases will have the potential effect of enhancing the book value per share and the potential to enhance growth in earnings per share of the Corporation's remaining outstanding shares.

Home Federal Bancorp (NASDAQ NMS Symbol "HOMF"), an Indiana corporation,  is the
holding   company  of  Home  Federal   Savings  Bank,  a  federal  savings  bank
headquartered in Seymour, Indiana.

                                  **** END ****